`
Bloom Energy Announces First Quarter 2021 Financial Results

Q1 Revenue of $194.0 million; an increase of 23.8% year-over-year

Q1 GAAP Gross Margin of 28.2%; Non-GAAP Gross Margin of 29.7%

Profitable service business in Q1, GAAP and Non-GAAP

Q1 GAAP Operating Margin of (7.4%); Non-GAAP Operating Margin of 1.4%

Q1 GAAP EPS of $(0.15); Adjusted EPS of $(0.07)

SAN JOSE, Calif., May 5, 2021 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for its first quarter ended March 31, 2021.

First Quarter Financial Highlights
•Revenue of $194.0 million in the first quarter of 2021, an increase of 23.8% compared to revenue of $156.7 million in the first quarter of 2020. Product revenue of $137.9 million in the first quarter of 2021, an increase of 38.5% from the first quarter of 2020, primarily driven by a 40.2% increase in acceptances.
•359 acceptances, or 35.9 megawatts (MW) in the first quarter of 2021, a 40.2% increase year-over-year. Acceptance typically occurs upon transfer of control to our customers, which is either at the time when systems are shipped and delivered to our customers, or when the system is turned on and producing full power.
•Gross margin of 28.2% in the first quarter of 2021, an increase of 15.5 percentage points compared to gross margin of 12.7% in the first quarter of 2020, primarily driven by an improvement in product gross margin from 27.2% to 36.7% over the same period, a decline in installation revenue and associated margin dilution, and achievement of positive service gross margin.
•Non-GAAP gross margin was 29.7% in the first quarter of 2021, an increase of 13.5 percentage points compared to non-GAAP gross margin of 16.2% in the first quarter of 2020, primarily driven by an improvement in product and service gross margin.
•Operating margin of (7.4%) in the first quarter of 2021, an improvement of 22.2 percentage points compared to operating margin of (29.6%) in the first quarter of 2020, driven by the improvements in gross margin.
•Non-GAAP operating margin was 1.4% in the first quarter of 2021, an improvement of 16.3 percentage points compared to non-GAAP operating margin of (14.9%) in the first quarter of 2020, driven by the improvements in gross margin.
•GAAP EPS of $(0.15) and Adjusted EPS of $(0.07) in the first quarter of 2021, compared to GAAP EPS of $(0.61) and Adjusted EPS of $(0.34) in the first quarter of 2020, driven by improvements in gross margin and reduction in interest expenses due to refinancing of our notes at a lower interest rate in 2020.

KR Sridhar, founder, chairman, and chief executive officer, Bloom Energy, commented: “We are off to a strong start in 2021 and are performing just as we thought we would. We are continuing to make progress on our five growth levers that capitalize on the flexibility and adaptability of our core platform technology – the Bloom Energy Server. The focus on infrastructure, resiliency, reliability and clean

`
energy solutions in the U.S. and around the world is significant and we are confident that our solutions fit the need and demand, which will lead to growth for years to come.”

Greg Cameron, EVP and chief financial officer, Bloom Energy, commented: “We delivered solid financial results - growing revenue and increasing margins, while achieving record acceptances. We continue to make great strides in reducing costs, while investing for the future. We are confident in our guidance and are on the way to being a $1 billion revenue business that is well positioned for future growth.”

Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q121	Q420	Q120
Revenue	194,007	249,387	156,699
Cost of Revenue	139,356	185,761	136,768
Gross Profit	54,651	63,626	19,931
Gross Margin	28.2%	25.5%	12.7%
Operating Expenses	69,048	68,144	66,326
Operating Loss	(14,397)	(4,518)	(46,395)
Operating Margin	(7.4%)	(1.8%)	(29.6%)
Non-operating Expenses[1]	10,492	22,620	29,554
Net Loss	(24,889)	(27,138)	(75,949)
GAAP EPS	$ (0.15)	$ (0.16)	$ (0.61)
1. Non-Operating Expenses and tax provision and non-controlling interest

Preliminary Summary Non-GAAP Financial Information1

($000)	Q121	Q420	Q120
Revenue	194,007	249,387	156,699
Cost of Revenue[2]	136,357	182,097	131,261
Gross Profit[2]	57,650	67,290	25,438
Gross Margin[2]	29.7%	27.0%	16.2%
Operating Expenses[2]	54,837	55,300	48,814
Operating Income (loss) [2]	2,813	11,990	(23,376)
Operating Margin[2]	1.4%	4.8%	(14.9%)
Adjusted EBITDA[3]	16,062	25,521	(9,782)
Adjusted EPS[4]	$ (0.07)	$ (0.08)	$ (0.34)
1.Reference pages 11-14 for detailed reconciliation of GAAP to Non-GAAP financial measures
2.Excludes stock-based compensation
3.Adjusted EBITDA is net income (loss) excluding non-controlling interest, gain (loss) on derivative revaluations, fair value adjustment for PPA derivatives, stock-based compensation, provision for income taxes, depreciation and amortization, interest expense and other one-time items
4.Adjusted EPS is net income (loss) excluding non-controlling interest, gain (loss) on derivative revaluations, fair value adjustment for PPA derivatives and stock-based compensation using the adjusted Weighted Average Shares Outstanding (WASO) share count

`
Revenue

Revenue of $194.0 million in the first quarter of 2021, an increase of 23.8% compared to revenue of $156.7 million in the first quarter of 2020, primarily driven by a $38.4 million increase in product revenue and a $11.3 million increase in service revenue partially offset by a $14.0 million decrease in installation revenue.

Product revenue increased $38.4 million, or 38.5%, in the first quarter of 2021 as compared to the prior year period, primarily driven by the 40.2% increase in product acceptances enabled by the expansion of our Community Distributed Generation program. Product revenue was minimally impacted by price reduction on a per unit basis in the first quarter of 2021 as compared to the prior year period.

Installation revenue decreased $14.0 million, in the first quarter 2021 as compared to the prior year period. This decrease in installation revenue was driven by site mix as many of the acceptances did not have installation, either because the installation was done by our partner in the Republic of Korea, or, for a specific customer, the final installation will be completed later in the year although the Energy Servers were delivered and accepted in the current quarter.

Margin

GAAP gross margin in the first quarter of 2021 was 28.2%, up 15.5 percentage points compared to 12.7% in the first quarter of 2020. Non-GAAP gross margin in the first quarter of 2021 was 29.7%, up 13.5 percentage points compared to 16.2% in the first quarter of 2020. The improvement in gross margin was primarily driven by higher product and service margins.

Product gross margin in the first quarter of 2021 was 36.7%, up 9.5 percentage points compared to 27.2% in the first quarter of 2020 as our per unit product cost reduction of 12.3% outpaced our minimal product price reductions.

Service gross margin in the first quarter of 2021 was positive at 0.8%, up 24.0 percentage points compared to (23.2%) in the first quarter of 2020. This increase was due to the significant improvements in power module life, cost reductions, our actions to proactively manage the fleet optimizations, and international growth, primarily in the Republic of Korea.

Balance Sheet

Our cash position, including restricted cash, as of March 31, 2021 was $365.7 million, compared to $416.7 million as of December 31, 2020. We ended the first quarter of 2021 with $522.2 million of debt, a decrease of $4.9 million from the fourth quarter of 2020.

`
2021 Outlook
We announced the following outlook for the full year of 2021:

s	Revenue:	$950 million - $1 billion
s	Non-GAAP Gross Margin*:	~25%
s	Non-GAAP Operating Margin*:	3%
s	Cash Flow from Operations:	Approaching Positive
*Non-GAAP gross margin and non-GAAP operating margin only exclude stock-based compensation.

Conference Call Details

We will host a conference call today, May 5, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss our financial results. To participate in the live call, analysts and investors may call +1 (833) 520-0063 and enter the passcode: 8548909. Those calling from outside the United States may dial +1 (236) 714-2197 and enter the same passcode: 8548909. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on our website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 585-8367 or +1 (416) 621-4642 and entering passcode 8548909.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to our expectations regarding our 2021 Outlook, we are not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts.

About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. Bloom’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com.

`
Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or the negative of these words or similar terms or expressions that concern our expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, our ability to continue to make progress on our five growth levers; our expectations that our solutions fit the need and demand for future growth; our ability to continue to reduce costs and invest in the future; and our financial outlook for 2021. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, our limited operating history, the emerging nature of the distributed generation market, the significant losses we have incurred in the past, the significant upfront costs of our Energy Servers and our ability to secure financing for our products, our ability to service our existing debt obligations, our ability to be successful in new markets, the risk of manufacturing defects, the accuracy of our estimates regarding the useful life of our Energy Servers, delays in the development and introduction of new products or updates to existing products, our ability to drive cost reductions, the availability of rebates, tax credits and other tax benefits, our reliance on tax equity financing arrangements, our reliance upon a limited number of customers, our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets, global economic conditions and uncertainties in the geopolitical environment, overall electricity generation market, the impact of the COVID-19 pandemic on the global economy and its potential impact on our business, our ability to protect our intellectual property, and other risks and uncertainties detailed in our SEC filings from time to time. More information on potential factors that may impact our business are set forth in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended on December 31, 2020 as filed with the SEC on February 26, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on our website at www.bloomenergy.com and the SEC’s website at www.sec.gov. We assume no obligation to, and do not currently intend to, update any such forward-looking statements.

The Investor Relations section of our website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. We encourage investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations:
investor@bloomenergy.com

Media:
Jennifer Duffourg
Bloom Energy
+1 (480) 341-5464
jennifer.duffourg@bloomenergy.com

`
Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$180,719	$246,947
Restricted cash	54,865	52,470
Accounts receivable	108,328	99,513
Inventories	153,172	142,059
Deferred cost of revenue	55,064	41,469
Customer financing receivable	5,515	5,428
Prepaid expenses and other current assets	26,809	30,718
Total current assets	584,472	618,604
Property, plant and equipment, net	599,437	600,628
Operating lease right-of-use assets	55,165	35,621
Customer financing receivable, non-current	43,880	45,268
Restricted cash, non-current	130,080	117,293
Deferred cost of revenue, non-current	3,029	2,462
Other long-term assets	35,199	34,511
Total assets	$1,451,262	$1,454,387
Liabilities, Redeemable Noncontrolling Interest, Stockholders’ Equity and Noncontrolling Interest
Current liabilities:
Accounts payable	$72,960	$58,334
Accrued warranty	5,958	10,263
Accrued expenses and other current liabilities	82,133	112,004
Deferred revenue and customer deposits	69,240	114,286
Operating lease liabilities	7,219	7,899
Financing obligations	13,330	12,745
Non-recourse debt	118,468	120,846
Total current liabilities	369,308	436,377
Deferred revenue and customer deposits, non-current	84,472	87,463
Operating lease liabilities, non-current	61,714	41,849
Financing obligations, non-current	461,468	459,981
Recourse debt, non-current	290,090	168,008
Non-recourse debt, non-current	99,941	102,045
Other long-term liabilities	19,867	17,268
Total liabilities	1,386,860	1,312,991

Redeemable noncontrolling interest	356	377
Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	3,129,687	3,182,753

`

Accumulated other comprehensive loss	(126)	(9)
Accumulated deficit	(3,123,518)	(3,103,937)
Total stockholders’ equity	6,060	78,824
Noncontrolling interest	57,986	62,195
Total liabilities, redeemable noncontrolling interest, stockholders' equity and noncontrolling interest	$1,451,262	$1,454,387

`
Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product	$ 137,930	$ 99,559
Installation	2,659	16,618
Service	36,417	25,147
Electricity	17,001	15,375
Total revenue	194,007	156,699
Cost of revenue:
Product	87,294	72,489
Installation	4,625	20,779
Service	36,118	30,970
Electricity	11,319	12,530
Total cost of revenue	139,356	136,768
Gross profit	54,651	19,931
Operating expenses:
Research and development	23,295	23,279
Sales and marketing	19,952	13,949
General and administrative	25,801	29,098
Total operating expenses	69,048	66,326
Loss from operations	(14,397)	(46,395)
Interest income	74	819
Interest expense	(14,731)	(20,754)
Interest expense - related parties	—	(1,366)
Other expense, net	(85)	(8)
Loss on extinguishment of debt	—	(14,098)
(Loss) gain on revaluation of embedded derivatives	(518)	284
Loss before income taxes	(29,657)	(81,518)
Income tax provision	124	124
Net loss	(29,781)	(81,642)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(4,892)	(5,693)
Net loss attributable to Class A and Class B common stockholders	$ (24,889)	$ (75,949)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$ (0.15)	$ (0.61)
Weighted average shares used to compute net loss per share available to Class A and Class B common stockholders, basic and diluted	170,745	123,763

`
Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(29,781)	$(81,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,442	13,035
Non-cash lease expense	2,115	1,549
Revaluation of derivative contracts	290	241
Stock-based compensation	17,210	23,019
Gain on long-term REC purchase contract	—	(4)
Loss on extinguishment of debt	—	14,098
Amortization of debt issuance and premium, net	971	4,755
Changes in operating assets and liabilities:
Accounts receivable	(8,815)	2,136
Inventories	(10,820)	2,083
Deferred cost of revenue	(13,952)	(19,494)
Customer financing receivable	1,302	1,240
Prepaid expenses and other current assets	3,908	3,060
Other long-term assets	(687)	(2,924)
Accounts payable	14,145	4,822
Accrued warranty	(4,305)	681
Accrued expenses and other current liabilities	(24,941)	489
Operating lease liabilities	(2,474)	(1,717)
Deferred revenue and customer deposits	(48,036)	5,253
Other long-term liabilities	1,393	1,372
Net cash used in operating activities	(89,035)	(27,948)
Cash flows from investing activities:
Purchase of property, plant and equipment	(12,932)	(12,360)
Net cash used in investing activities	(12,932)	(12,360)

`

	Three Months Ended March 31,
	2021	2020
Cash flows from financing activities:
Proceeds from issuance of debt to related parties	—	30,000
Repayment of debt	(4,862)	(9,128)
Repayment of debt - related parties	—	(2,105)
Proceeds from financing obligations	5,016	—
Repayment of financing obligations	(3,077)	(2,503)
Distributions to noncontrolling interests and redeemable noncontrolling interests	(3,880)	(4,270)
Proceeds from issuance of common stock	57,953	4,845
Net cash provided by financing activities	51,150	16,839
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(229)	—
Net decrease in cash, cash equivalents, and restricted cash	(51,046)	(23,469)
Cash, cash equivalents, and restricted cash:
Beginning of period	416,710	377,388
End of period	$365,664	$353,919

`
Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands)
Gross Profit and Gross Margin to Gross Profit Excluding Stock-Based Compensation and Gross Margin Excluding Stock-Based Compensation
Gross margin and gross profit excluding stock-based compensation (SBC) are supplemental measures of operating performance that do not represent and should not be considered alternatives to gross margin or gross profit, as determined under GAAP. These measures remove the impact of stock-based compensation. We believe that gross margin and gross profit excluding stock-based compensation supplement the GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of gross margin and gross profit excluding stock-based compensation to gross margin and gross profit, the most directly comparable GAAP measures, and the computation of gross margin excluding stock-based compensation are as follows:

	Q121	Q420	Q120
Revenue	194,007	249,387	156,699
Gross Profit	54,651	63,626	19,931
Gross Margin %	28.2%	25.5%	12.7%
Stock-based compensation (Cost of Revenue)	2,999	3,664	5,507
Gross Profit excluding SBC	57,650	67,290	25,438
Gross Margin excluding SBC %	29.7%	27.0%	16.2%

Cost of Revenue and Operating Expenses to Cost of Revenue and Operating Expenses Excluding Stock-Based Compensation
Cost of revenue and operating expenses excluding stock-based compensation are a supplemental measure of operating performance that does not represent and should not be considered an alternative to cost of revenue and operating expenses, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that cost of revenue and operating expenses excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of cost of revenue and operating expenses excluding stock-based compensation to cost of revenue and operating expenses, the most directly comparable GAAP measure, are as follows:

	Q121	Q420	Q120
Cost of Revenue	139,356	185,761	136,768
Stock-Based Compensation - Cost of Revenue	2,999	3,664	5,507
Cost of Revenue – Excluding SBC	136,357	182,097	131,261

	Q121	Q420	Q120
Operating Expenses	69,048	68,144	66,326
Stock-Based Compensation - Operating Expenses	14,211	12,844	17,512
Operating Expenses – Excluding SBC	54,837	55,300	48,814

`
Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation
Operating income (loss) excluding stock-based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that operating income (loss) excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating income (loss) excluding stock-based compensation to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding stock-based compensation are as follows:

	Q121	Q420	Q120
Operating Loss	(14,397)	(4,518)	(46,395)
Stock-based compensation	17,210	16,508	23,019
Operating Income (loss) excluding SBC	2,813	11,990	(23,376)

Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share (EPS)
Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. These measures remove the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of derivatives, fair market value adjustment for the PPA derivatives, and stock-based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

`

	Q121	Q420	Q120
Net loss to Common Stockholders	(24,889)	(27,138)	(75,949)
Loss on extinguishment of debt	-	-	14,098
Loss for non-controlling interests[1]	(4,892)	(4,453)	(5,693)
Loss (gain) on derivatives liabilities[2]	518	1,737	(284)
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	(193)	140	560
Stock-based compensation	17,210	16,508	23,019
Adjusted Net Loss	(12,246)	(13,206)	(44,248)

Net loss to Common Stockholders per share	$ (0.15)	$ (0.16)	$ (0.61)
Adjusted net loss per share (EPS)	$ (0.07)	$ (0.08)	$ (0.34)
GAAP weighted average shares outstanding attributable to common, Basic and Diluted (thousands)	170,745	165,975	123,763
Adjusted weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	170,745	165,975	128,323
1.Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2.Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3.Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company), a wholly owned subsidiary
4.Includes adjustments to reflect assumed conversion of certain convertible promissory notes

Net Loss to Adjusted EBITDA
Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

`

	Q121	Q420	Q120
Net loss to Common Stockholders	(24,889)	(27,138)	(75,949)
Loss on extinguishment of debt	-	-	14,098
Loss for non-controlling interests[1]	(4,892)	(4,453)	(5,693)
Loss (gain) on derivatives liabilities[2]	518	1,737	(284)
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	(193)	140	560
Stock-based compensation	17,210	16,508	23,019
Depreciation & Amortization	13,442	13,391	13,034
Provision (benefit) for Income Tax	124	(16)	124
Interest Expense (Income), Other Expense (Income), net	14,742	25,352	21,309
Adjusted EBITDA	16,062	25,521	(9,782)
1.Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2.Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3.Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company)